EXHIBIT 10.4

[*]    Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amendment No. 2

to the

Developer Addendum

This Amendment No. 2 (“Amendment No. 2”) to the Developer Addendum dated May 14, 2010, by and between Zynga Inc. (“Zynga, Inc.”) and Facebook, Inc. (“Facebook, Inc.”) (the “Addendum” as amended and supplemented by Amendment No. 1 dated October 1, 2011, and together with the Statement of Rights and Responsibilities, as amended and supplemented by the Addendum and the Developer Addendum No. 2 dated December 26, 2010, the “Original Agreement”) is made is effective as of April 25, 2012 (the “Amendment No. 2 Effective Date”), and is made by and between Facebook, Inc. and Facebook Ireland Limited (collectively, “Facebook”, “FB”, “we”, “us”, or “our”) and Zynga, Inc., Zynga Game Ireland Limited (“Zynga Ireland”), Zynga Luxembourg S.àr.L. (“Commissionaire”) (solely to the extent set forth in the signature page hereto) (collectively, “Zynga”, “you”, or “your”). We and you are sometimes referred to in this Amendment No. 2 individually as a “party” or collectively, as the “parties”.

Recitals

A.

FB desires to enable Zynga to use an alternate Payment Method for certain subscription transactions, other than a Payment Method developed by or on behalf of Facebook for such subscription transactions, and for a limited time, as further detailed herein.

B.	Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings given to them in the Original Agreement.

In consideration of the mutual covenants herein set forth in the Original Agreement and this Amendment No. 2, the parties agree hereby as follows:

Agreement

1. A new limited exception is hereby added as Section 4.b(ii)(6) that reads as follows:

(a) “Subject to Sections 4.b(ii)(1) through (5) of the Developer Addendum (and as amended by Developer Addendum No. 2) and subject to the terms of the Amendment No. 2 to the Developer Addendum, you may use a Subscription Substitute Payment Method, provided that upon the Facebook Payment Method for Subscriptions Live Date, you will migrate all applicable New Subscribers and Legacy Subscribers (collectively, “Subscribers”) from such Subscription Substitute Payment Method to the Facebook Payment Method for Subscription Services within the applicable Subscription Transition Period regardless of whether or not the feature set for the Facebook Payment Method for Subscription Services is on parity with the Subscription Substitute Payment Method feature set; accordingly, and without limiting the foregoing, you shall migrate all Subscribers over the Facebook Payment Method for Subscription Services even if (1) a Subscriber is using a Payment Method other than credit/debit cards, (2) the Payment Method for such a Subscriber is not supported, (3) a Subscriber is using a currency that is not supported or (4) the subscription period for a Subscriber is not supported (e.g., you must migrate Subscribers that are on a weekly subscription even if the Facebook Payment Method for Subscription Services can only support monthly subscriptions)[*]. Facebook will provide you thirty

*Confidential Treatment Requested.

(30) days prior written notice of the Facebook Payment Method for Subscriptions Live Date. Except as otherwise set forth in Sections 4.b(ii)(1) through (5) of the Developer Addendum, your right to use a Subscription Substitute Payment Method shall automatically terminate at the end of the applicable Subscription Transition Period. At all times, any Zynga In-Game Currency that you make available as part of the Subscription Service(s) for a given Covered Zynga Service shall comply with Section 4.b(ii)(3)(d) of the Developer Addendum.

(b) Notwithstanding anything to the contrary in Section 4.b(ii)(4), prior to and during the Subscription Transition Period, for purchases by Subscribers through a Subscription Substitute Payment Method, you shall pay Facebook [*] thirty percent (30%) of all amounts received by you from Subscribers for the applicable Subscription Service(s) before any deductions (“Subscription Fees”) [*]. Prior to and during the Subscription Transition Period, you shall provide Facebook, on the second calendar day of each month, with a written report detailing the Subscription Fees due for the immediately preceding month (regardless if the amount due is zero). The corresponding Subscription Fees for each month shall be due and payable within [*] calendar days at the end of each month. Facebook shall not be required to provide you with any invoices for the Subscription Fees. Upon written request by us, but no more than once every twelve (12) months, [*].”

2. Definitions. The following new definitions are hereby appended to Exhibit A of the Development Addendum:

a.

“Facebook Payment Method for Subscriptions Live Date” means the date Facebook makes available to you the ability to use a Payment Method developed by or on behalf of Facebook for Subscription Services for Covered Zynga Services.

b.	“Legacy Subscriber” means a user that was enrolled in Subscriptions Services for a Covered Zynga Service prior to the Facebook Payment Method for Subscriptions Live Date.

c.	“New Subscriber” means a user who was enrolled in Subscription Services for a Covered Zynga Service on or after the Facebook Payment Method for Subscriptions Live Date.

d.

“Subscription Service” means, a service that allows users of Covered Zynga Services to obtain features, functionality, or other benefits, in exchange for a monthly, recurring fixed subscription, or other fixed enrollment fee.

e.

“Subscription Substitute Payment Method” means a Payment Method other than the Facebook Payment Method for Subscription Services, which is made available to you, to complete purchases made by users for Subscription Service(s) for Covered Zynga Services.

f.

“Subscription Transition Period” means the period of time beginning on the Facebook Payment Method for Subscriptions Live Date and continuing for (a) thirty (30) days with respect to New Subscribers, or (b) ninety (90) days with respect to Legacy Subscribers.

3. This Amendment No. 2 together with the Original Agreement constitutes the entire agreement of the Parties with respect to the matters set forth herein and there are no other agreements, commitments or understanding among the Parties with respect to the matters set forth herein. Nothing in this Amendment No. 2 shall amend the terms and conditions of Developer Addendum No. 2, and all terms and conditions of the Original Agreement not expressly amended herein shall remain in full force and effect. The terms and conditions of this Amendment No. 2 shall prevail over any conflicting terms and conditions in the Original Agreement.

Confidential Information	*Confidential Treatment Requested.

In witness whereof, this Addendum No. 2 has been duly executed by the parties as of the Addendum No. 2 Effective Date.

Facebook, Inc.		Zynga Inc.

By:	/s/ Dan Rose	By:	/s/ Whitney Chang
Name:	Dan Rose	Name:	Whitney Chang
Title:	VP, Partnerships	Title:	Corporate Controller
Date:		Date:	04/27/2012

Facebook Ireland Limited		ZYNGA GAME IRELAND LTD:

By:	/s/ Shane Crehan	By:	/s/ Dermot Clarke
Name:	Shane Crehan	Name:	Dermot Clarke
Title:	Finance Director	Title:	Director
Date:		Date:	30th April 2012

Accepted, acknowledged and agreed solely as to the right to receive all payments owed to Zynga Ireland as set forth in this Amendment No. 2 and Amendment No. 1 and for no other purpose:

ZYNGA LUXEMBOURG S.AR.L.:

		By:	/s/ Elizabeth Adair
		Name:	Elizabeth Adair
		Title	Director
		Date:	5-8-2012

/s/ Hanna Duer
Hanna Duer
Director
5-8-2012

Confidential Information

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